UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 4, 2005, Rainmaker Systems, Inc. (the “Company”) entered into a lease agreement with OTR, an Ohio general partnership (the “Lease Agreement”) for approximately 16,606 square feet of office space located at 900 East Hamilton Avenue, Suite 400, Campbell, California. The office space will serve as the Company’s corporate headquarters, and the Company will be vacating its current corporate headquarters located at 1800 Green Hills Road, Scotts Valley, California.

The lease term will begin on November 1, 2005 and end on October 31, 2008. The Company has an option to extend the lease term for an additional three years. The base rent for the new corporate headquarters during the initial lease term will escalate from approximately $270,000 for the initial year, to approximately $290,000 for the final year. In addition, the Company must pay its proportionate share of operating costs and taxes.

Item 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Lease Agreement, dated as of July 19, 2005, by and between Rainmaker Systems, Inc., and OTR, an Ohio general partnership, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

August 5, 2005		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	/s/ STEVE VALENZUELA
	Title:	Chief Financial Officer